UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 17, 2005

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On January 17, 2005, the Board of Directors of EXCO Resources, Inc., a Texas corporation (“EXCO”), approved the Share and Debt Purchase Agreement (the “Purchase Agreement”), dated effective January 12, 2005, among 1143928 Alberta Ltd., a corporation organized under the laws of the Province of Alberta (“Purchaser”) and a wholly-owned subsidiary of NAL Oil & Gas Trust, an Alberta trust (“NAL”), EXCO and Taurus Acquisition, Inc., a Texas corporation and a wholly-owned subsidiary of EXCO (“Taurus”).   The Purchase Agreement provides that EXCO will sell to Purchaser all of the issued and outstanding shares of common stock (the “Subsidiary Stock”) of Addison Energy Inc., a corporation organized under the laws of the Province of Alberta and a wholly-owned subsidiary of EXCO (“Addison”).  The Purchase Agreement also provides that Taurus will sell to Purchaser a promissory note in the amount of U.S. $98,800,167.66 and a promissory note in the amount of Cdn. $97,874,177.10 (collectively, the “Notes”), each of which were issued by Addison in favor of Taurus.  EXCO expects the transaction to close in the first quarter of 2005.

Purchase Price for Addison

The aggregate purchase price for the Subsidiary Stock and the Notes is Cdn. $550,000,000 minus the payment of the outstanding balance under Addison’s credit facility, minus adjustments for title defects in excess of Cdn. $7,500,000, and plus or minus any adjustments made to Addison’s working capital balance (the “Purchase Price”).  The Purchase Price will be adjusted:

•                  up or down by Addison’s positive or negative working capital balance as of February 1, 2005 (which date may adjust upon certain events; as adjusted the “Valuation Date”);

•                  up by all capital contributions and loans made to Addison by EXCO or Taurus after the Valuation Date;

•                  down by all severance payments paid or payable in respect of terminated employees of Addison;

•                  down by all retention bonus payments paid or payable to employees pursuant to Addison’s existing retention plan;

•                  up or down by the net amount of all settlements on account of hedging transactions;

•                  down by the amount of dividends (other than a dividend not expected to exceed Cdn. $85,500,000 to be paid by Addison to EXCO before closing) and other inter-corporate payments paid by Addison to EXCO or Taurus;

•                  down by any pre-payment or break fees under Addison’s credit facility; and

•                  up by interest calculated at the Prime Rate (as defined in the Purchase Agreement) accruing from and after the Valuation Date through closing on the base purchase price, before adjustments.

In addition, unless a tax certificate is obtained in accordance with section 116 of the Canadian Income Tax Act, 25% of the proceeds allocable to the disposition of the Subsidiary Stock will be withheld by Purchaser.

On January 12, 2005, Purchaser deposited into escrow Cdn. $50,000,000, which amount will be released to EXCO and Taurus on the date of closing if such closing occurs.

NAL has unconditionally guaranteed Purchaser’s performance under the Purchase Agreement.

Addison Dividend to EXCO

Pursuant to the Purchase Agreement, Addison is permitted to make an earnings and profits dividend (as calculated under U.S. tax law) to EXCO in an amount to be determined by EXCO, but not expected to exceed Cdn. $85,500,000.  This dividend is to be funded by Addison by an additional drawdown on its bank credit facility.  The dividend would be subject to Canadian tax withholding of 5%.

Representations and Warranties

The Purchase Agreement contains representations and warranties of the parties customary for a transaction of this type.

Covenants

The Purchase Agreement contains covenants of the parties customary for a transaction of this type, including a covenant of the sellers to operate Addison in the ordinary course of business, subject to certain restrictions on Addison’s activities prior to closing.  In addition, sellers have agreed to terminate all activities regarding the solicitation or negotiation of any other offers for Addison.

Closing Conditions

The sale of the Subsidiary Stock and the Notes is subject to the satisfaction of customary closing conditions, including, without limitation, the following:

•                  receipt of all material governmental, regulatory and third party approvals and consents, including approval from the Canadian competition authorities;

•                  no adverse change to the business, assets, results of operation or condition of Addison in excess of Cdn. $30,000,000 net of insurance proceeds;

•                  release of Addison, its affiliates and their assets, shares and partnership units from various U.S. and Canadian credit support arrangements; and

•                  delivery of normal course closing deliveries, including share certificates, resolutions, resignations, releases and the termination or assumption by EXCO of all hedging transactions entered into by Addison.

Treatment of Employees of Addison

All severance payments paid or payable in respect of employees terminated up to May 31, 2005 will be borne by EXCO.  If Purchaser or its affiliates makes an employment offer to a terminated employee and the employee accepts the offer, Purchaser is obligated to pay EXCO an amount equal to all severance payments paid to that employee.  This obligation is in effect for a period of six (6) months for any employee terminated at closing and for an indefinite period for any employee terminated after closing but prior to May 31, 2005.

Termination Rights

Purchaser can only terminate the Purchase Agreement if EXCO or Taurus breaches a covenant or representation and if the aggregate adverse impact exceeds $30,000,000 and such breaches are not cured by closing.  In the event of such a breach Purchaser shall be entitled to the deposit plus any interest earned.  Purchaser shall also be entitled to recover all losses, damages and expenses which it has sustained or incurred up to a cap of $50,000,000.  The recovery of such amounts constitutes the sole remedy of the Purchaser as a result of any such termination.  EXCO can terminate the Purchase

Agreement if Purchaser breaches a covenant or representation and such breaches are not cured by closing.  In the event of such a termination by EXCO, EXCO shall retain the Cdn. $50,000,000 deposit (plus interest earned thereon) as liquidated damages.  Either party may terminate the Purchase Agreement if the transaction has not closed by May 15, 2005.

Indemnification

The Purchase Agreement includes indemnification provisions customary for a transaction of this nature.  The indemnification obligations of the parties are subject to the following limitations:

•                  no claim for indemnity may be made by Purchaser for any breach of representation which would have an adverse consequence in excess of Cdn. $1,000,000 if Purchaser was aware of such breach prior to closing and did not notify EXCO;

•                  no claim for indemnity may be made by Purchaser for any individual loss arising from EXCO’s or Taurus’ individual breach of any representation or warranty unless a Cdn. $100,000 threshold is achieved in which event the entirety of such losses may be recovered;

•                  no claim for indemnity may be made by Purchaser unless the aggregate of losses suffered for EXCO’s and/or Taurus’ breach of any representation or warranty (excluding individual losses which are not in excess of Cdn. $100,000) exceeds Cdn. $7,500,000, in which event only that amount in excess of Cdn. $7,500,000 may be recovered; and

•                  the liability of EXCO and Taurus shall not exceed (i) for most of EXCO’s and Taurus’ covenants and certain asset, financial statement, tax based and other representations, an amount equal to Cdn. $225,000,000, and (ii) for other matters, an amount equal to Cdn. $550,000,000.

The foregoing summary is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  In addition, a copy of EXCO’s press release issued on January 18, 2005, announcing that its Board of Directors has approved the Purchase Agreement, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits.

Number	Description

10.1	Share and Debt Purchase Agreement, dated effective January 12, 2005, among 1143928 Alberta Ltd., EXCO Resources, Inc. and Taurus Acquisition, Inc.

99.1	Press Release dated January 18, 2005 issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated:	January 21, 2005	By:	/s/ J. DOUGLAS RAMSEY
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share and Debt Purchase Agreement, dated effective January 12, 2005, among 1143928 Alberta Ltd., EXCO Resources, Inc. and Taurus Acquisition, Inc.

99.1	Press Release dated January 18, 2005 issued by EXCO Resources, Inc.